Exhibit 99.2

Treasure Coast Medical Pavilion
Historical Statement of Revenues and Certain Direct Operating Expenses
For the Year ended December 31, 2015

Independent Auditor’s Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Historical Statement of Revenues and Certain Direct Operating Expenses of the medical office building (the “Treasure Coast Medical Pavilion”) to be acquired pursuant to the purchase agreement dated March 7, 2016, between CHCT Florida, LLC, a subsidiary of Community Healthcare Trust Incorporated, and Medical Mall Associates of Martin County, LTD and the related notes (“Historical Statement”) for the year ended December 31, 2015.

Management’s Responsibility for the Historical Statement

Management is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the Treasure Coast Medical Pavilion for the year ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Treasure Coast Medical Pavilion’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
March 24, 2016

Treasure Coast Medical Pavilion
Historical Statement of Revenues and Certain Direct Operating Expenses
For the Year ended December 31, 2015

For the Year Ended December 31, 2015

Revenues:
Rental income	$804,734
Operating expense recoveries	279,099
1,083,833
Certain direct operating expenses:
Real estate taxes	118,121
Management fees	51,883
Insurance	38,481
Utilities	14,570
Grounds maintenance	12,425
Maintenance and repairs	11,436
Janitorial	10,200
Trash service	10,696
Other	11,287
279,099

Revenues in excess of certain direct operating expenses	$804,734

See accompanying notes to historical statement of revenues and certain direct operating expenses.

Treasure Coast Medical Pavilion
Notes to Historical Statement of Revenues and Certain Direct Operating Expenses

(1)    Business
The medical office building (“Treasure Coast Medical Pavilion”) acquired from Medical Mall Associates of Martin County, LTD is located in Jensen Beach, Florida.

(2)     Basis of Presentation
 The accompanying Historical Statement of Revenues and Certain Direct Operating Expenses (“Historical Statement”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and is not intended to be a complete presentation of Treasure Coast Medical Pavilion’s revenues and expenses. The Historical Statement has been prepared on the accrual basis of accounting and required management of the Treasure Coast Medical Pavilion to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)     Revenues
     The Treasure Coast Medical Pavilion is a medical office building and is occupied under various lease agreements with various healthcare providers that expire through 2020. The leases are accounted for as operating leases. The leases include provisions for base rent and provisions under which the tenant either pays directly, or reimburses the lessor, for common area maintenance and other operating costs, real estate taxes, and insurance. Base rent is recognized over the life of the lease agreement on a straight-line basis. Revenues on the Historical Statement include a reduction of rental income related to straight-line rent of approximately $50,000 for the year ended December 31, 2015. Revenues related to reimbursed costs are recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases have various renewal options.
      Future minimum lease payments due under the non-cancelable operating leases at December 31, 2015 were as follows:

2016	$470,315
2017	435,277
2018	435,277
2019	435,276
2020	108,819
Total	$1,884,964

Leases generally require reimbursement of the tenant's proportional share of common area maintenance, real estate taxes and other operating expenses, which are excluded from the amounts above.

(4)     Certain Direct Operating Expenses
 Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Treasure Coast Medical Pavilion. Certain direct operating expenses include real estate taxes, management fees, insurance, utilities, ground maintenance, maintenance and repairs, janitorial, trash service and other expenses which are charged to operations as incurred. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statement. Also, costs paid directly by the tenants are excluded from the Historical Statement.

(5)    Subsequent Events
Treasure Coast Medical Pavilion evaluated subsequent events through March 24, 2016, the date the Historical Statement was available to be issued.